UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009
______________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

Financing Transactions with Fund Holdings, LLC and Laidlaw Venture Partners III, LLC

As previously disclosed, on August 28, 2009, Bonds.com Group, Inc. (“we,” “us” or the “Company”) entered into a Unit Purchase Agreement (the “Fund Holdings Purchase Agreement”) with Fund Holdings, LLC (“Fund Holdings”).  Pursuant to the terms of the Fund Holdings Purchase Agreement, Fund Holdings was to purchase up to $5,000,000 of units (the “Units”) in a series of three closings, with each Unit priced at $1,000 and consisting of 2,667 shares of our common stock and rights (the “Fund Holdings Ordinary Purchase Rights”) to purchase an additional 9,597 shares of our common stock at an exercise price of $0.375 per share (via cash or cashless exercise) and exercisable for a period of three years from issuance.  In the event the Company issues common stock at a price per share less than $0.375, the exercise price of the Fund Holdings Ordinary Purchase Rights shall be decreased to such lower price per share.  As also previously disclosed, on December 23, 2009, the Company and Fund Holdings entered into an amendment letter (the “Amendment Letter”) to the Fund Holdings Purchase Agreement.  Pursuant to the Amendment Letter, among other things, the Company agreed to satisfy certain requirements as a condition to the third closing under the Fund Holdings Purchase Agreement, and the Company further agreed that Fund Holdings could arrange and coordinate direct investments by other investors for some or all of Fund Holdings’ then $3,000,000 remaining commitment plus up to an additional $2,000,000 of Units on substantially the same terms as the investments.

On December 31, 2009, the Company and Fund Holdings consummated the third closing under the Fund Holdings Purchase Agreement, with Fund Holdings investing an aggregate of $1,690,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the Fund Holdings Purchase Agreement) for the purchase of 1,690 Units consisting of an aggregate of 4,507230 shares of Common Stock and 16,218,930 Fund Holdings Ordinary Purchase Rights.  Additionally, in connection with such third closing, the Company issued to Fund Holdings and certain of its affiliates certificates with respect to the Special Purchase Rights, Additional Purchase Rights and Ordinary Purchase Rights contemplated by the Fund Holdings Purchase Agreement.

In connection with the third closing under the Fund Holdings Purchase Agreement and the Amendment Letter, on December 31, 2009, the Company entered into a Unit Purchase Agreement (the “LVPIII Purchase Agreement”) with Laidlaw Venture Partners III, LLC (“Laidlaw Venture Partners III”).  Pursuant to the LVPIII Purchase Agreement, among other things, Laidlaw Venture Partners III may purchase up to $2,000,000 of units of the Company, with each unit having a purchase price of $1,000 and consisting of 2,667 shares of the Company’s common stock and rights to purchase 7,200 additional shares the Company’s common stock (the “Laidlaw Ordinary Purchase Rights”).  The Laidlaw Ordinary Purchase Rights are exercisable for a period of three years from the date of issuance at an exercise price of $0.375 per share.  In the event the Company issues common stock at a price per share less than $0.375, the exercise price of the Laidlaw Ordinary Purchase Rights shall be decreased to such lower price per share.

Pursuant to the LVPIII Purchase Agreement, on December 31, 2009, the Company and Laidlaw Venture Partners III consummated the first closing under the LVPIII Purchase Agreement.  At that closing, Laidlaw Venture Partners invested an aggregate of $1,310,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVPIII Purchase Agreement) for the purchase of 1,310 units consisting of an aggregate of 3,493,770 shares of Common Stock and 9,432,000 Laidlaw Ordinary Purchase Rights.  Pursuant to arrangements among Laidlaw Venture Partners III, its affiliate Laidlaw & Company (UK) Ltd. and Fund Holdings (and as partially contemplated by the Amendment Letter), 3,140,070 of the Laidlaw Ordinary Purchase Rights were purchased by Fund Holdings (of which 786,000 were transferred by Fund Holdings to Laidlaw & Company (UK) Ltd.) and Laidlaw Venture Partners III assigned 2,444,460 of the Laidlaw Ordinary Purchase Rights to Laidlaw & Company (UK) Ltd.  Laidlaw Venture Partners III may invest the balance of the $2,000,000 contemplated by the LVPIII Purchase Agreement at any time until January 31, 2010, subject to the Company’s consent.

In addition to the purchase and sale of units as described above, the LVPIII Purchase Agreement contained customary representations and warranties of the Company in favor of Laidlaw Venture Partners III as well as other covenants and obligations binding on the Company, including (a) a requirement that the Company timely file all reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (even if the Company is not then subject to the reporting requirements of the Exchange Act) and, if the Company is not required to file reports pursuant to the Exchange Act, prepare, furnish and make publicly available such information as is required for Laidlaw Venture Partners III to sell its securities under Rule 144 under the Securities Act of 1933 (the “Securities Act”), (b) providing Laidlaw Venture Partners III with a demand registration right to be shared with Fund Holdings and piggy-back registration rights, and (c) an obligation to protect Laidlaw Venture Partners III from any dilution it would suffer from any settlement or judgment resulting from certain pending litigation.

In connection with the first closing under the LVPIII Purchase Agreement, the Company issued a certificate to Laidlaw Venture Partners III representing the Laidlaw Ordinary Purchase Rights acquired by it in connection with such closing.

The foregoing description of the LVPIII Purchase Agreement and Laidlaw Ordinary Purchase Rights are a summary only and are qualified in their entirety by reference to the LVPIII Purchase Agreement and Laidlaw Ordinary Purchase Rights Certificate, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report.

Edwin L. Knetzger, III, who is chairman of the Company’s Board of Directors, is the sole manager of Fund Holdings.  Mr. Knetzger currently holds a 16.3% membership interest in Fund Holdings.  Additionally, Fund Holdings previously assigned to Mr. Knetzger (a) a portion of its Ordinary Purchase Rights consisting of the right to purchase 1,598,000 shares of our common stock, (b) a portion of its “Special Purchase Rights” under the Purchase Agreement, consisting of the right to purchase 333,334 shares of our common stock, and (c) a portion of its “Additional Purchase Rights” under the Purchase Agreement, consisting of the right to purchase up to 8,964,527 shares of our common stock upon the exercise or conversion of other outstanding rights to acquire shares of our common stock.  Mr. Knetzger also received one-quarter of the Laidlaw Ordinary Purchase Rights acquired by Fund Holdings as part of the initial closing under the LVPIII Purchase Agreement. Additionally, Mr. Knetzger, in his capacity as chairman of our Board of Directors, previously was issued a stock option to purchase 500,000 shares of our common stock.

Additionally, Michael Sanderson, who was elected to the Company’s Board of Directors and appointed as Chief Operating Officer of its New York office and BondStation Pro line of business (subject to regulatory requirements) upon the third closing under the Fund Holdings Purchase Agreement and first closing under the LVPIII Purchase Agreement, is an affiliate of Laidlaw Venture Partners III.

Letter Agreement with InterDealer Information Technologies, LLC, InterDealer Securities LLC and InterDealer IP Holdings LLC

Also on December 31, 2009, the Company entered into a letter agreement with InterDealer Information Technologies, LLC, InterDealer Securities LLC, and InterDealer IP Holdings LLC (collectively “InterDealer”) (the “InterDealer LA”).  Pursuant to the InterDealer LA, among other things, the Company and InterDealer agreed as follows:

●
An existing software license agreement between the Company and InterDealer with respect to the Company’s BondStation Pro platform was amended to revise the monthly license fee and require the Company to pay certain ongoing fees and expenses;

●
The Company agreed to cause the election of Michael Sanderson to the Company’s Board of Directors as co-chairman with Edwin L. Knetzger, III, and to appoint Mr. Sanderson to a position in which he has exclusive responsibility to determine account coverage, sales organization, and account allocation across the firm (subject to FINRA regulatory requirements);

●
The Company agreed to issue to InterDealer, within thirty days of the date of the InterDealer LA, warrants to purchase 20,000,000 shares of the Company’s common stock.  The exercise price of such warrants shall be: (a) warrants for 5,000,000 shares shall have an exercise price of $0.50 per share (“Series A Warrants”), (b) warrants for 10,000,000 shares shall have an exercise price of $1.00 per share (“Series B Warrants”) and (c) warrants for 5,000,000 shares shall have an exercise price of $1.50 per share (“Series C Warrants” and, collectively with the Series A Warrants and Series B Warrants, the “Warrants”). If or to the extent not exercised by InterDealer, the right to exercise the Warrants shall expire on December 31, 2012.

●
The Warrants shall vest and become exercisable in the following order: (i) at the rate of 1,666,666.7 shares of the Series A Warrants every three month period until all of the Series A Warrants are vested; (ii) thereafter, at the rate of 1,666,666.7 shares of the Series B Warrants every three month period until all of the Series B Warrants are vested; and (iii) thereafter, at the rate of 1,666,666.7 of the Series C Warrants every three month period until all of the Series C Warrants are vested.

●
In the event that (i) a certain key principal of InterDealer shall cease for a period of at least sixty (60) days to participate in providing enhancements to the BondStation Pro software, (ii) Bonds ceases utilizing the software and intellectual property under the license agreement with InterDealer, (iii) InterDealer breaches the intellectual property transfer provisions described below, or (iv) the intellectual property transfer provisions described below terminate pursuant to certain provisions of the InterDealer LOI, then all Warrants that have not vested at such time shall be cancelled.

●
In the event the value of the Warrants and/or shares of common stock issued pursuant to the Warrants exceed an agreed upon value, the Warrants shall be deemed fully vested and InterDealer will irrevocably transfer, convey and assign to the Company all right, title and interest in and to certain intellectual property related to the BondsStation Pro platform, free and clear of all liens and encumbrances, subject, however, to preexisting licenses and an irrevocable, perpetual, royalty free, non-exclusive, non-transferable worldwide right and license to InterDealer to use such intellectual property.

●	The Company paid InterDealer a restructuring fee of $175,000.

Amendment, Waiver and Consent under Existing Loan Documents

In connection with the transactions contemplated by the Fund Holdings Purchase Agreement, LVPIII Purchase Agreement and InterDealer LOI, the Company entered into an Amendment No. 1, Waiver and Consent to Commercial Term Loan Agreement, dated December 31, 2009 (the “MBRO Waiver”).  Pursuant to the MBRO Waiver, the Company’s Commercial Term Loan Agreement, dated March 31, 2009, with MBRO Capital, LLC, was amended to provide that the covenant therein that restricts the issuance of equity by the Company shall not apply to (a) equity incentive arrangements with employees, officers, directors or consultants of the Borrower approved by the Company’s Board of Directors, (b) convertible, exercisable or exchangeable securities outstanding as of the date of such agreement, and (c) issuances for cash consideration the proceeds of which are used to repay the indebtedness evidenced by such agreement and the related promissory note.  Additionally, pursuant to the MBRO Waiver, MBRO Capital, LLC waived any defaults created by, and consented to, the transactions contemplated by the Fund Holdings Purchase Agreement and the LVPIII Purchase Agreement.  MBRO Capital, LLC also provided its consent for an additional financing transaction.

In consideration for the foregoing amendment, waivers and consents, and pursuant to the MBRO Waiver, the Company agreed to issued to MBRO Capital, LLC a warrant to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.375 per share.  The warrant shall be exercisable for a period of five years from the date of its issuance and shall otherwise be in the same form as the prior warrant issued by the Company to MBRO Capital, LLC.

Item 3.02.      Unregistered Sales of Equity Securities.

Pursuant to the third closing under the Fund Holdings Purchase Agreement and the first closing under the LVPIII Purchase Agreement described in Item 1.01 above, on December 31, 2009 the Company issued (a) 3,493,770 shares of its common stock and rights to purchase an aggregate of  9,432,000 additional shares of common stock (referred to above as the Laidlaw Ordinary Purchase Rights) to Laidlaw Venture Partners III for a purchase price of $1,310,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVPIII Purchase Agreement), and (b) 4,507,230 shares of its common stock and rights to purchase an aggregate of 16,218,000 additional shares of its common stock (referred to above as Fund Holdings Ordinary Purchase Rights) for a purchase price of $1,690,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the Fund Holdings Purchase Agreement).  Additionally, the Company issued to Fund Holdings the Special Purchase Rights and Additional Purchase Rights contemplated by the Fund Holdings Purchase Agreement and previously disclosed by the Company.  The Laidlaw Ordinary Purchase Rights and Fund Holdings Ordinary Purchase Rights are exercisable pursuant to the terms described in Item 1.01 above, including the payment of a $0.375 per share exercise price (in cash or through a cashless exercise).  The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, in each case, based on representations and warranties made by the purchasers and other factors.

Pursuant to the MBRO Waiver, the Company issued to MBRO Capital, LLC a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.375, exercisable for a period of five years from the date of issuance.  Upon the occurrence of certain defaults under the Company’s Commercial Term Loan Agreement with MBRO Capital, LLC and the related documents, the exercise price of such warrant would be reduced to $0.001 per share.  This warrant was issued in consideration for the amendment, waivers and consents described in Item 1.01.  The foregoing issuance was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act based on representations and warranties previously made by MBRO Capital, LLC and other factors.

The offer and sale of securities by the Company pursuant to the Fund Holdings Purchase Agreement and LVPIII Purchase Agreement have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act of 1933.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, the Company’s Board of Directors (a) elected Michael Sanderson, age 67, as a director of the Company and co-chairman of the Board of Directors and (b) appointed Mr. Sanderson Chief Operating Officer of our New York office and Bondstation Pro line of business (if and to the extent permitted by applicable laws and regulations) or such other executive office of the Company that is reasonably acceptable to Michael Sanderson and Edwin L. Knetzger III, co-chairman of our Board of Directors, and is permitted under applicable laws and regulations, to serve in such executive position for a three-year term, subject to removal only (i) for cause or (ii) without cause, if Edwin L. Knetzger III, co-chairman of our Board of Directors, consents to such removal.  Mr. Sanderson’s election and appointment to the foregoing positions was made, in part, pursuant to the terms of the Amendment Letter referenced in Item 1.01 above and the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2009.

Prior to joining the Company, Mr. Sanderson served as Executive Director of Laidlaw & Company (UK) Ltd., an investment banking and advisory firm.  He began his career at Merrill Lynch where he spent 23 years in roles including serving as Chairman and CEO of Merrill Lynch Canada.  Subsequent to his years at Merrill Lynch, Mr. Sanderson was CEO of Instinet, Inc. and later became Chairman & CEO of Reuters Americas. Mr. Sanderson has also held leadership positions at Market XT and served as CEO of NASDAQ Europe, where he also served on the Board of Directors. Mr. Sanderson is a graduate of Brown University and received his Masters (MA) from Oxford University.

Mr. Sanderson is an affiliate of Laidlaw Venture Partners III, which is a party to the LVPIII Purchase Agreement and related transactions described in Item 1.01 above.

Item 8.01.       Other Events.

In order to assure that it has sufficient authorized capital stock to satisfy outstanding rights, warrants, options and other convertible securities, to issue the shares of common stock issued to Fund Holdings and Laidlaw Venture Partners III described in Item 1.01 above and to provide for future issuances, on December 31, 2009, the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation that would increase the Company’s authorized shares of Common Stock from 150,000,000 to 300,000,000 (the “Charter Amendment”).  The Charter Amendment was also approved by written consent by affiliates of John Barry III and affiliates John J. Barry IV, who hold a majority of our issued and outstanding common stock.  The Charter Amendment and the increase in our authorized common stock will not be effective until the date twenty days after the Company mails to our stockholders an Information Statement on Schedule 14C with respect to the Charter Amendment, the related written consent of stockholders and other related matters as required by Securities and Exchange Commission rules and regulations.  The Company anticipates filing a preliminary Information Statement on Schedule 14C shortly and then mailing a final Information Statement on Schedule 14C to our stockholders as promptly as practicable (including after the applicable waiting period and the resolution of any comments from the staff of the Securities and Exchange Commission).

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Unit Purchase Agreement, dated December 31, 2009, between the Company and Laidlaw Venture Partners III, LLC

10.2	Form of Ordinary Purchase Rights Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2010

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Unit Purchase Agreement, dated December 31, 2009, between the Company and Laidlaw Venture Partners III, LLC

10.2	Form of Ordinary Purchase Rights Certificate